UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

BALLY’S CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street Providence, RI	02903
(Address of Principal Executive Offices)	(Zip Code)

(401) 475-8474

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2025, Bally’s Corporation (“Bally’s” or the “Company”) completed the previously announced transactions under the Agreement and Plan of Merger, dated as of July 25, 2024, as amended, among the Company, SG Parent LLC (“Parent”), The Queen Casino & Entertainment, Inc., an affiliate of Parent (“Queen”), and other parties pursuant to which:

●	Approximately 22.8 million outstanding shares of Bally’s common stock was converted into the right to receive cash consideration equal to $18.25 per share, which amount does not include an aggregate of approximately 17.9 million shares of Bally’s common stock owned by the Company or any of its wholly owned subsidiaries, Parent or any of its affiliates, SG CQ Gaming, LLC, an affiliate of Parent (“SG Gaming”), and stockholders who elected to have their shares remain outstanding following the Company Merger (as referenced below).

•	Each outstanding share of Queen common stock (other than the Queen common stock contributed in the Queen Share Contribution (as referenced below)) was cancelled in exchange for newly issued shares of Bally’s common stock, resulting in the issuance of 3.5 million shares of Bally’s common stock.

•	When combined with the 26.9 million shares of Bally’s common stock issued in connection with the Queen Share Contribution, a total of approximately 30.5 million shares of Bally’s common stock were issued as a result of the Queen Share Contribution and Queen Merger (as referenced below).

•	Reflecting the transactions described herein, Bally’s currently has approximately 48.4 million shares of Bally’s common stock outstanding.

●	Warrants representing the right to purchase up to approximately 11.6 million shares of Bally’s common stock also remain outstanding.

The merger transactions consisted of the following:

•	SG Gaming’s contribution (the “Queen Share Contribution”) to the Company of all the shares of Queen common stock of Queen, in exchange for 26.9 million shares of Bally’s common stock;

●	The merger of a Bally’s subsidiary into Bally’s (the “Company Merger”), with Bally’s as survivor.

●	The merger of another Bally’s subsidiary into Queen (the “Queen Merger”), with Queen surviving as a wholly owned Bally’s subsidiary.

Following the completion of the merger transactions, all Bally’s outstanding common stock that did not receive the cash merger consideration trade under the original “BALY” ticker symbol, remain registered with the Securities and Exchange Commission (“SEC”) and is expected to continue trading on the New York Stock Exchange based on applicable listing requirements. The foregoing description of the merger agreement and the merger transactions does not purport to be complete and is subject, and qualified by reference, to the full text of the merger agreement, which is incorporated herein by reference to Exhibit 2.1 to the Company’s Forms 8-K filed on July 25, 2024, August 8, 2024, and October 1, 2024.

Financing Arrangements

On the closing date of the merger transactions, Bally’s, as issuer, and certain of its subsidiaries, as guarntors, entered into a note purchase agreement with Alter Domus (US) LLC, as note agent and collateral agent, and the purchasers party thereto, pursuant to which Bally’s issued $500.0 million of new first lien senior secured notes. The notes will mature on October 2, 2028. The notes bear interest at a rate per annum equal to 11.00%, payable quarterly in arrears. The notes are guaranteed by Bally’s restricted subsidiaries that guarantee the Company’s existing credit agreement, dated as of October 1, 2021, as amended, among Bally’s, as borrower, certain of its subsidiaries, as guarantors, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the lenders party thereto, and are secured on a pari passu basis with the obligations under the credit agreement by substantially all of the Company’s and each of the guarantors’ assets that secure the obligations under the credit agreement. The note purchase agreement includes mandatory redemption offer provisions that require Bally’s to make an offer to redeem the notes upon certain events, including with the proceeds of certain asset sales and casualty events (subject to exceptions and reinvestment rights), certain unpermitted debt issuances and a percentage of the Company’s and its restricted subsidiaries’ annual excess cash flow. Voluntary and mandatory redemptions of the notes on or prior to the first anniversary of the issuance date of the notes is subject to a customary make-whole premium. Voluntary and mandatory repayments or redemptions of the notes after the first anniversary of the issuance date of the notes but on or prior to the second anniversary of the issuance date of the notes are subject to a prepayment premium of 5.50% of the principal amount of notes so repaid or redeemed. Voluntary and mandatory repayments or redemptions of the notes after the second anniversary of the issuance date of the notes are not subject to any prepayment or similar premium and may be made at par . The note purchase agreement contains covenants that, subject to certain exceptions and qualifications, limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, sell assets, make certain investments, and grant liens. The foregoing description of the note purchase agreement does not purport to be complete and is qualified in its entirety by the full text of that agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Queen Share Contribution and the Queen Merger, at the closing of the merger transactions, the Company issued 30,452,096 shares of Bally’s common stock in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that they were issued to a limited number of accredited investors, consisting principally of Company’s affiliates, the Company provided comprehensive representations and warranties in the merger agreement, and the Company did not engage in any general solicitation or advertising in connection with such transaction and did not offer securities to the public in connection therewith. Pursuant to the Support Agreement, dated July 25, 2024, among Bally’s, SBG Gaming, LLC, (“SBG”) and Parent, in connection with the merger transactions, SBG delivered to Bally’s options it previously acquired from Bally’s to purchase 1,639,669 shares of Bally’s common stock in exchange for warrants to purchase 384,536 shares of Bally’s common stock containing terms substantially similar to other warrants held by SBG. The warrant issuance was exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act, on the basis that the warrants were issued in exchange for other Bally’s securities, no additional consideration was delivered in connection with the exchange, and no commissions or other remuneration was paid by Bally’s in connection with the exchange. The information set forth in Items 1.01 and 2.01 is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 1.01, 2.01, 3.02, 5.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

As a result of the consummation of the merger transactions, a change of control of the Company may be deemed to have occurred since, following the closing of the merger transactions, Standard General L.P. and its affiliated entities beneficially own 73.8% of the Company’s issued and outstanding common stock. The information set forth in Items 1.01 and 2.01 is incorporated by reference into this Item 5.01.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the merger agreement, at the closing, Bally’s Fifth Amended and Restated Certificate of Incorporation as in effect immediately prior to the Company Merger was amended and restated in the form of the Sixth Amended and Restated Certificate of Incorporation, and its then current Amended and Restated Bylaws were further amended and restated as set forth in the Second Amended and Restated Bylaws filed as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference. The information set forth in Items 1.01 and 2.01 is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On February 7, 2025, the Company issued a press release announcing the closing of the merger transactions. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference into this Item 8.01. The information provided pursuant to this Item 8.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of business or funds acquired.

The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

Exhibit Number	Description
3.1	Sixth Amended and Restated Certificate of Incorporation of Bally’s Corporation.
3.2	Second Amended and Restated Bylaws of Bally’s Corporation.
10.1

Note Purchase Agreement, dated February 7, 2025, by and among the Company, the subsidiaries of the Company party thereto as guarantors, Alter Domus (US) LLC as note agent and collateral agent, and the purchasers party thereto*.

99.1	Press Release, dated February 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any such schedules or similar exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY’S CORPORATION

Date: February 13, 2025	By:	/s/ Kim M. Barker
Kim M. Barker
Chief Legal Officer